EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:	Steven T. Sabatini Senior Executive V.P. & Chief Financial Officer (845) 365-4615

U.S.B. HOLDING CO., INC., PARENT OF UNION STATE BANK,
ANNOUNCES STOCK REPURCHASE PLAN

Orangeburg, NY, December 14, 2005 - Thomas E. Hales, Chairman of the Board and Chief Executive Officer of U.S.B. Holding Co., Inc. and subsidiaries (the “Company”) (NYSE: UBH), parent company of Union State Bank, announced that on December 13, 2005, the Board of Directors of the Company authorized the repurchase of up to 300,000 shares, or approximately 1.4 percent, of the Company’s outstanding common stock. Repurchases of common stock are authorized to be made from time to time in open-market and private transactions throughout 2006 as, in the opinion of management, market conditions may warrant. The repurchased shares will be held as treasury stock and will be available for general corporate purposes.

The repurchase plan authorized by the Board of Directors on March 23, 2005, which authorized the repurchase of 315,000 shares of common stock, adjusted for the five percent common stock dividend distributed in September 2005, will expire on December 31, 2005. As of December 13, 2005, 167,812 shares of common stock had been repurchased under that plan at an average price of $20.73 per share.

Mr. Hales commented that “Continuing a strategy of purchasing the Company’s common stock under a repurchase plan when the stock price is appropriate, will effectively manage and utilize the strong capital position of the Company and its principal commercial bank subsidiary, Union State Bank.”

The Company operates through its banking subsidiary, Union State Bank, a full service New York State chartered commercial bank with approximately $3.0 billion in assets. Union State Bank was founded in 1969 in Rockland County where it is headquartered and has the number one market share. Union State Bank has twenty-seven locations in Rockland and Westchester counties and one location each in Stamford, Connecticut, Goshen, Orange County, New York, and New York City. Further information on Union State Bank can be found on its website at www.unionstate.com.

Forward-Looking Statements: This Press Release contains a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “could,” “may,” “planned,” “estimated,” “potential,” “outlook,” “predict,” “project” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than we anticipate.

The Company's forward-looking statements are only as of the date on which such statements are made. By making any forward-looking statements, the Company assumes no duty to update them to reflect new, changing or unanticipated events or circumstances. You should consider these risks and uncertainties in evaluating forward-looking statements and you should not place undue reliance on these statements.

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